EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statement on S-8 of Bridge Capital Holdings of our report dated March 8, 2005 relating to the financial Statements, which appears in this Form 10-K.


/s/ PRICEWATERHOUSE COOPERS LLP


San Francisco, California
March 14, 2005